Exhibit 10.12

LEGEND
Please note that the marking in this agreement indicates that the material has been omitted pursuant to an application for confidential treatment and that the material has been filed separately with the Securities and Exchange Commission.

China Unicom Henan Branch
Value added service cooperation agreement
Party A: China Unicom Henan Branch
Party B: Zhengzhou Shenyang Technology. Co., Ltd.
Signed On: 19th, March, 2009.

Chapter 1
1.1
The agreement is signed on 19th , March, 2009 in Zhengzhou by the Parties. China Unicom Henan Branch is Party A. It is located in No. 5, Zheng Hua Road, Zheng zhou City. Mr. Wang Zu’yi is the president. Zhengzhou Shenyang Technology. Co., Ltd. Is Party B. It is located in No. 170, Gong Ren Road, Zhengzhou City. Mr. Zhong Bo is the president.

1.2	The agreement is composed of the content and the exhibit.

1.3	Party A and Party B cooperate with each other on the value added service. The access No. of Party B is 8037. The business code is 42168.

1.4	The agreement and relevant amendment documents would be provided by the Party A and agreed by both Parties.

1.5
If there is any other value added service rather than described in this agreement in the future, the Parties should discuss with each other in a friendly manner to decide whether to set a new agreement to cover the service or to add it/them in this agreement.

Chapter 2     Definition

The terms should be interpreted in line with the written definitions agreed by the Parties or in line with Chinese laws, regulations, rules and policy.

Chapter 3     Cooperation modes
3.1
Party A shall provide network resources and user resources to Party B. Access service, customer service and charge service would be charged by Party A from Party B since all the above mentioned services rely on the systems owned by Party A.

3.2	Party A shall allocate the business code to Party B. Party A would use the business code to identify Party B in its systems. Party A shall ensure the stability of the business code.

3.3
Party A shall establish and maintain the SP service system. Party A shall provide the user name and password to Party B. Party A shall ensure the reliability of the SP service system. Party B should ensure the accuracy of the following information: name, authorized bank, bank account, and coordinator etc.

3.4	The SP service system would generate the following information: contract, charge, customer complaints, etc. It includes but not limited to data, diagram, exhibits, etc.

3.5	Party B shall not authorize any third party to use its SP user name and password. If not, Party B solely would bare all the relevant responsibilities.

3.6
During the period of the implementation of the agreement, Party B shall provide the following information to Party A when demanded: number of users, user classification, user habits of the system, potential market, etc.

3.7	Party B shall obey the Business Standards and Co-operation Policy of Value Added Service with China Unicom Henan Branch which are set by Party A.

Chapter 4

4.1
The Parties shall use the mobile telecommunication networks and value added service platform owned by Party A. Party B is responsible for the content of the service; product development; platform establishment and maintenance; marketing and customer service. Party A is responsible for the fee collection.

4.2	The content of the service means the value added service provided to users.

4.2.1	Party B shall obey all the relevant laws, regulations, rules and policy when provide the content of the service.

4.2.2.	Party B shall resolve all the disputes and lawsuits related to the content of the service.

4.2.3	Party B shall ensure the safety and security of the content of the service.

4.3	Product development means value added products related research and development activities.

4.4	Platform establishment and maintenance means the software and hardware related to the value added service and products.

4.5	Marketing means all the promotion activities; advertisement and marketing channel establishment etc.

4.5.1	The Parties may launch the marketing activities together or separately to promote the value added services.

4.5.2	The name; brand; LOGO of Party A or the products owned by Party A shall be used by Party B after the confirmation from Party A.

4.5.3	Party B shall obey the China Unicom VI Management Policy when use the name; brand; LOGO of Party A or the products owned by Party A.

4.5.4	Party B shall not cooperate with the competitors of Party A when promote the value added service.

4.5.5	Party B shall inform the users in a clear and accurate way about the details of the value added service.

4.5.6	No imbedded service should be applied in the UTK/STK; OTA cards without the confirmation of Party A.

4.6	Customer service includes the following factors: 7*24 hr service center; service consulting; customer complaints resolution; etc.

4.7	The definition of fee collection is described in chapter X.

4.8	The value added service related to the agreement shall in line with the roles and responsibilities set in chapter V.

4.9	Party B may need Party A to reserve its server. The details shall be set in a separate agreement.

Chapter 5

5.1	During the implementation process of the agreement, the Parties shall maintain the platform and interface separately.

5.2	Roles and responsibilities of Party A

5.2.1	The hardware and software of the data networks and value added service platform shall be provided by Party A.

5.2.2	Party A shall help Party B to connect the servers and interfaces between the Parties.

5.2.3	Party A shall provide the technical agreements and interface standards to Party B.

5.2.4	Party A shall ensure the reliability of its servers and platforms.

5.2.5	Party A shall have the rights to do testing and debugging activities and demand Party B to do the modification accordingly on an event-driven basis.

5.2.6	If possible, Party A shall inform Party B in advance when any emergency conditions may occur.

5.2.7	Party A shall inform Party B in the earliest time when any emergency conditions occur.

5.3	The roles and responsibilities of Party B.

5.3.1	Party B shall establish and maintain the required system.

5.3.2	Party B shall apply for the telecommunication access and maintenance.

5.3.3	Party B shall do the debugging and maintenance activities of the system during the night.

5.3.4	Party B shall conduct the debugging and maintenance activities of the system after the written confirmation of Party A.

5.3.5	Party B shall cooperate with Party A under emergency conditions and obey the arrangement made by Party A.

5.3.6	Party B shall ensure the safety and security of the networks and systems of Party A when transmitting data or information.

5.3.7	The 7*24 hr maintenance of the system should be provided by Party B.

5.3.8	Party B shall reserve all the data of the latest six months in its log to track the problem when necessary.

5.3.9	Party B shall include the details of service fee, customer service hotline in the reply to users.

5.3.10	Party B shall provide the procedures to users about how to terminate the subscription.

5.3.11	Party B shall ensure the safety and security of all the products and services provided to users.

5.3.12	Party B shall not violate any Chinese laws; regulations; and rules.

5.3.13	Party B shall not provide any illegal services to users.

5.3.14	Party B shall not provide services that are not agreed by Party A.

5.3.15	Party B shall not send SMS or Ads without the permission of Party A.

Chapter 6     Cooperation

6.1
The hereinafter called value-added business with China Unicom Henan Branch (hereinafter called as Henan Unicom) means summary for various short message services and application business based on Henan Unicom mobile network and various mobile value-added business, it takes the “Unicom Infinite” as general brand by including main business types: Unicom Online, Interaction, Voice Short message and Bell, which will gradually develop with technical innovation and business innovation.

6.2	Party B shall apply for Party A to cooperate with above-mentioned business, and will be approved after passing qualified conditions.

6.3
Both parties will collect communication fees and short message service fees from users. The collection method, profit proportion, fees, settlement and collection fees shall be referred to Attached III and Chapter 9.

6.4
Both parties shall strictly abide by prescriptions of short message industries departments to pay the complaint customers preferably. It means to pay the doubtful amounts to customers before clarifying responsibilities. During short message settlement, this amount shall be deducted by 2% via 10109696 service center, and the rest amounts (no any other deducted amounts) shall be distributed to both parties according to existed proportion. Party B also shall bear corresponding liabilities for any complaints caused by his own reasons.

6.5
Party B shall apply written form or via SP service center to increase or change any value-added business (specific affairs shall be referred to Party A’s administrative prescriptions), and then submit qualification documents. Party A shall test the relevant business, then issue written approval documents or via SP service system to determine Party B’s qualification.

6.6
Party B shall not breach any prescription listed in Attached II “Breaching contract behaviors” and “Administrative method for value-added business of Henan Unicom”, or any other behaviors or supports damaging Party A and customers’ interests.

6.7
Party B shall bear all responsibilities or losses caused by any third party providing value-added business through Party B’s interface. Party A shall bear no responsibility for customers or the third party.

6.8	Unless otherwise agreed, Party B shall recognize any business mode changes proposed by Party A and assist Party to complete these changes.

Chapter 7     Intellectual property
7.1
Any involved copy right, trademark right, patent and other intellectual property issues occurred during cooperation shall meet national prescriptions; Party B shall sign necessary authorized/approval agreement to ensure no intrusion of legal interests. Party A shall bear no responsibilities for any intellectual issues caused by Party B’s services.

7.2	Party B shall bear responsibility on his own account to any issues about security and legality, and bear all suit, claim and administrative penalty losses.

7.3
Party B shall ensure to abide by basic rights of citizens (such as confidential right) made by the government. Party B shall adequately inform relevant service character and application scope to customers.

7.4
Party A may design, fabricate and register trademark, signal, mark or LOGO for his value-added business, even make market promotion activities. If both parties cooperate to do this, they shall independently sign cooperation agreement about common promotion affairs. Both parties agree that: the purpose of common promotion is to make the value-added business better; the activities shall not invade any party or the third party’s trademark, intellectual property or industrial property rights. If failed, the fault party shall bear all infringement liabilities and any other economic losses, and eliminate any possible negative social effects.

Chapter 8     Charging, settlement and charges collection

8.1	Charging

8.1.1
Communication fees shall be made by Party A: short message service fees shall be principally made by Party B and approved by Party A. Any price changes (inc. collection mode) shall be approved by Party A.

8.1.2
Party B shall choose multiple collection modes based on quantity, time and month, also can provide various modes for users. Party B shall definitely inform collection mode, standard and service line for users on website, agreement or mobile interface or via short message.

8.1.3	Limit standard of short message fees:

Short message mode—programme order: RMB[  ]Yuan/time, RMB[   ] Yuan/month;
Voice mode—charge basd on time: chatting for RMB[   ] Yuan/min, RMB[ ] Yuan/min for other business:
Time: RMB[ ] Yuan/time:
Month: RMB[  ] Yuan/month.
GPS flow amount—RMB[  ] Yuan/month,[   ]M

8.2	Settlement

8.2.1	All communication fees from customers or Party B through Party A’s mobile communication network shall be Party A’s profits.

8.2.2
Settlement shall be based on info service fees. After deducting 8% bad debts and other fees, both parties shall be distributed based on existed proportion. Following profits shall be for Party A: providing resources, business platform, business test and quality monitoring service, client service, business propagation, charge collection and/or charging.

8.2.3	Settlement mode and proportion for short message service fees shall be additionally specified in business attachment.

8.2.4	Settlement period: both parties shall have once settlement per month: a calendar month shall be a settlement period.

8.2.5	Settlement flows

(1)	Customers use the value-added business for the first month;
(2)	Party A shall issue settlement info (communication, short message service fees, etc.) to Party B before 15th of the second month through SP service system;
(3)	Party B can send the approved amount bills and invoices to Party A before 25th of the second month about relevant service fees;
(4)	Party A shall pay amounts to Party B’s account before 25th of the third month;
(5)
If Party B failed to feed back amount bills and invoices (affixed with Party B’s official seal), Party A will delay to pay amounts, and pay for Party B within 3 months by receiving the determined amount bills and invoices. Party A shall bear no liabilities for such delayed payment;

(6)
If Party B failed to send bills and invoices within a half year (since the 15th of the second month), then it can be regarded as that Party B waives up the right. Party A shall be exempted from any obligations to pay this amount;

(7)	Both parties shall provide formal invoices during settlement.

8.2.6
Both parties shall verify the communication and short message service fees. If the data error not exceeded 5%, take Party A’s data as standard; if the error is more than 5%, both parties shall check again. If Party A can’t pay amount timely due to verification of amount, Party A shall bear no responsibility.

8.2.7	Party A shall calculate the final profits for Party B by deducting other charges based on existed distribution proportion.

8.2.8
If the bill amount is negative, Party B shall pay corresponding amounts to Party A. Payment period and flows for Party B are the same with that of Party A. Party B shall timely obtain formal invoices from Party A after payment.

8.2.9
Party B shall update bank account number registered in SP service system. If any payments were withdrew or failed to remit into Party B’s account due to wrong bank info, Party A will delay to pay the amount. The delayed paying time shall be the recent settlement month—June or December after receiving failure payment notice. Party A shall bear no responsibility.

8.2.10
Party B shall timely inform Party A the changed company name (via SP service system or other appropriate modes). All payments payable for Party B after his company name change, no matter they occurred before or after the name change, Party A shall pay the amounts payable to the changed bank account of Party B. Any failed payments caused by unfinished change procedures shall be treated according to the item 8.2.9.

8.2.11
If Party B terminate the agreement, both parties shall settle short message service fees occurred before termination, and deduct relevant service fees and default penalties specified in termination mechanism.

8.3	Fee collection

8.3.1	The information service fee shall be collected by Party A.

8.3.2	The content of the information service should be checked by Party A before the fee collection.

8.3.3	Party A shall provide the receipt or invoice to the users.

8.3.4	Party B shall provide the necessary materials, which would prove that the users are well informed of the fee collection mechanism.

8.3.5	If there is any dispute regarding to the fee from the users, Party B shall explain to the users.

8.3.6	If the dispute regarding to the fee from the users would not be resolved within 15 days, Party A shall reimburse the users and deduct that portion from Party B.

8.3.7	During the resolution of any disputes, both Parties shall not terminate any other services.

Chapter 9     Termination of the agreement and relevant resolution

9.1	The Parties agreed to evaluate the status of the value added service on the following criteria: business testing; business development and violation of the agreement.

9.2	The business testing related termination of the agreement would be raised by Party B when necessary.

9.3	The business development related termination of the agreement would be raised by Party A when necessary.

9.4	The violation of the agreement related termination of the agreement would be raised by either Party on an event-driven basis.

9.5	The business cultivation period is an exception of the above mentioned termination terms.

9.6	Party A may terminate the agreement when Party B violates one term of the agreement.

9.7	Party A shall inform Party B in advance when terminating the agreement.

Chapter 10     The Change or Termination of the Agreement

10.1
Party A and Party B should together comply with the regulation and standard made by Party A. If there is conflict between the regulation or standard and this agreement, it should subject to the regulation or standard.

10.2	Each party should deliver a written notice to the other party fifteen days before if it intends to change or revise this agreement.

10.3	Except the previsions in this agreement, without the written permission, any party should not terminate cancel this agreement unilaterally.

10.4
If one party could not carry out the business because the other party does not fulfill its responsibility, the observant party in breach is entitled to claim for economic loss and disarmament agreements.

10.5	If each party terminates the business according to the previsions in this agreement, then this agreement is terminated immediately.

10.6	This agreement would be terminated immediately if Party B has the situations as follows:

(1)	Transfer the number, Digital Web acquired from Party B without its permission.
(2)	Extend the permission Business area
(3)	Provide the business and category which is not permitted by the government.
(4)	Provide false copyright and qualification
(5)	Other activities not met the request of government department.

10.7
Party B should notice Party A in the event of any change of company nature and qualification. This agreement should be terminated if Party B has no capacity to carry out the business because of dissolution, liquidation or bankruptcy.

10.8
Company shall promptly to the business management department and the information industry department to transact company name change procedures, renewal of a valid certification and operational qualification certification if the company intends to change the name.

10.9	If Party B wants to transfer this agreement to the third party, then the third party should take all the right and obligation of Party B provided in this agreement.

Chapter 11     Confidential

11.1
Two parties agree not to divulge to third party, without the prior written consent of the other, any confidential information obtained from or through the other in connection with the performance of this Agreement (the “Confidential Information”), including the terms of this Agreement.   Confidential Information may include, without limitation, trade secrets, processes, formulae, source code materials, specifications, programs, software packages, test results, technical know-how, methods and procedures of operation, business or marketing plans, customer lists, proposals, and licensed documentation.

11.2	Any party should not divulge any confidential information to the third party when it is the expiry date and five years after.

11.3	The two party should take any appropriate activities to protect the other’s confidential information. And this information can be only used according to the provision in this agreement.

11.4	Each party will instruct their employees to identify as confidential any such information.

11.5	If it is necessary, the acceptance party should turn the documents contained any confidential information.

11.6	Information shall not be considered confidential if it:

(1)	is contained in a printed publication prior to the date of this Agreement
(2)	is or becomes publicly known through no wrongful act or failure to act on the part of the receiving party;
(3)
is rightfully known by the receiving party without any proprietary restrictions at the time of receipt of such information from the disclosing party or becomes rightfully known to the receiving party without proprietary restrictions from a source other than a party to this Agreement;

(4)
is required by law to be disclosed by the receiving party; provided that the receiving party promptly notifies the other party and takes reasonable steps to limit such disclosure permissible under law;

(5)	is independently developed by any employee or agent of the receiving party who has not had access to or been informed of the information in question.

11.7	Each party also has the responsibility to protect the detail in this agreement.

Chapter 12     Other Liability for Breach of Contract

12.1
Each party should comply with the provision in this agreement, it constitutes a breach of contract if one party does not carry out one’s obligation, guarantee or permission and take any loss of the other party.

12.2
If one party could not carry out the business because the other party does not fulfill its responsibility, the observant party in breach is entitled to claim for economic loss and disarmament agreements.

12.3
In addition to liability for breach of agreement in this chapter, the A and B Both sides should also bear the relevant provisions of exit mechanism, value-added business management approach, value-added business operation maintenance management practices.

Chapter 13     Force Majeure

13.1
Any failure or delay in the performance by either Party hereto of its obligations under this Agreement shall not constitute a breach hereof or give rise to any claims for damages if it is caused by the following occurrences beyond the control of the Party: earthquake, fire, floods, explosions, storms, accidents, war.

13.2	One party will not take the responsibility of any loss of the other party because of force majeure.

13.3
The Party affected by force majeure event shall immediately cable the other Party about the event, and submit within15 days after the cable the certified documents issued by a public competent organization at the place where the force majeure event has taken place, with which the two Parties hereto shall settle the problem in a friendly and reasonable way.

Chapter 14     Applicable Law and Dispute Resolution

14.1	The effectiveness, implementation and interpretation of this agreement are subject to the law of The People's Republic of China.

14.2
A result of any dispute arising from this agreement, both sides should be resolved through friendly consultations. If negotiations does not affect, it should be submitted to the Arbitration Commission for arbitration in Zhengzhou. Blanking ruling is final and binding on both parties. Arbitration shall be Chinese.

Chapter 15     Miscellaneous

15.1	Transferability. With the agreement of both sides, Party B can transfer all or part of the right or obligation to the third party who has the capacity or qualification.

15.2	This agreement is only between the two parties who signed it. Any provision in this agreement should not have the effect to:

(1)	shape the partnership between two parties;
(2)	make one party be the attorney of the other party;
(3)	authorize one party to incur costs or other obligations for the other party.

15.3
If one party does not or delay to carry out any right under this agreement, it should not be taken as the giving up of this right. And if this party has exercised any right, it will not interfere with their exercise of this right again in the future.

15.4	The invalidity of a provision of this agreement does not affect the validity of other provisions of this agreement.

15.5
This agreement is effective since the date the authorized representatives of both signed their name or sealed. Unless terminated earlier by agreement, this agreement will be valid until March 19, 2010.  When this agreement expires, Party A can audit the capacity and qualification of Party B, it meets the requirement, this agreement will automatically renew. It can extend to one year for each limited.

15.6	The attachment will be effectiveness since Party A signed and the legal representative of Party B signed and sealed.

15.7	This agreement and attachment plus 4 copies with a valid signature. Each party will keep two copies. Each copy has the same legal effect.

Chapter 16     Summary

Henan China Unicom would be based on voluntary participation, equality and mutual benefit, mutual complementarily and common development principles to carry out mobile value-added services with the partners and provide quality services for consumers in Henan.

The five attachments:
List of Breach of China Unicom
The Information List of the Mobile Value-Added Service Responsibility of Security of Information Sources CP/SP Regulations of Henan China Unicom Value-Added Service
Operation and Maintenance Management Practices of Value-Added Service

Signature Page
Party A: China Unicom Network Communications Co., Ltd. Henan Branch
Legal representative/ authorized representative: /s/ You Yi
Date: March 19, 2009

Party B: Zhengzhou Shenyang Technology Co., Ltd.
Legal representative/ authorized representative: /s/ Xue Na
Date: March 19, 2009